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                                                                   EXHIBIT 99.04

               Calculation of Ratio of Earnings to Fixed Charges

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
                                  PERIOD FROM
                                   INCEPTION
                                   (MARCH 4,                                                                  THREE MONTHS
                                 1996) THROUGH    YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED       ENDED
                                 DECEMBER 31,    DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,    MARCH 31,
                                     1997            1998           1999           2000           2001           2002
                                 -------------   ------------   ------------   ------------   ------------   ------------
CALCULATION OF FIXED CHARGES
Interest expense related to
  rent.........................   $    12,400    $    23,700    $    79,500    $   150,800    $    89,914    $    13,948
Interest expense...............         4,000         45,000        108,000        187,000        254,983        103,038
                                  -----------    -----------    -----------    ------------   ------------   -----------
  Total fixed charges..........        16,400         68,700        187,500        337,800        344,897        116,986
EARNINGS
Loss from operations...........    (1,358,103     (3,591,956     (8,060,627)   (16,519,000)   (16,706,000)    (5,018,000)
Add fixed charges..............        16,400         68,700        187,500        337,800        344,897        116,986
                                  -----------    -----------    -----------    ------------   ------------   -----------
    Total earnings.............    (1,341,703)    (3,523,236)    (7,873,127)   (16,181,200)   (16,361,103)    (4,901,014)
                                  -----------    -----------    -----------    ------------   ------------   -----------
    Coverage deficiency........    (1,358,013)    (3,591,956)    (8,060,627)   (16,519,000)   (16,706,000)    (5,018,000)
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